COMMUNITYCORP
                         1100 NORTH JEFFERIES BOULEVARD
                        WALTERBORO, SOUTH CAROLINA 29488
                                  (803)549-2265

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                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 21, 1998

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         NOTICE IS HEREBY GIVEN that, pursuant to call of its Directors, the annual meeting (the "Annual Meeting") of the shareholders of Communitycorp (the "Company") will be held at the Bank of Walterboro building located at 1100 North Jefferies Boulevard, Walterboro, South Carolina on Tuesday, April 21, 1998 at 6:00 p.m. Eastern time for the following purposes:

         1. ELECTION OF DIRECTORS: The election of four (4) Class I Directors to serve until the annual meeting of shareholders in 2001.

         2. RATIFICATION OF AUDITORS: To ratify the selection of Tourville, Simpson & Henderson as auditors for the Company for year ending December 31, 1998.

         3. OTHER BUSINESS: Such other business as properly may come before the Annual Meeting or any adjournment thereof.

                  A Proxy Card and Proxy Statement for the Annual Meeting are enclosed herewith.

                  NOTE: The Board of Directors is not aware of any other business to come before the Annual Meeting.

         Any action may be taken on the foregoing proposals at the Annual Meeting or any adjournment thereof. Only shareholders of record of the Company at the close of business on March 9, 1998, are the shareholders entitled to receive notice of and to vote at the Annual Meeting and any adjournment thereof.

         Please read the attached Proxy Statement carefully. You are requested to fill in and sign the enclosed form of Proxy, which is solicited by the Board of Directors, and to mail it promptly in the enclosed envelope. The Proxy will not be used if you attend and vote at the Annual Meeting in person.

BY ORDER OF THE BOARD OF DIRECTORS



PEDEN B. MCLEOD                                          W. ROGER CROOK
CHAIRMAN OF THE BOARD                                    PRESIDENT AND
                                                         CHIEF EXECUTIVE OFFICER


Walterboro, South Carolina
March 31, 1998

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YOU ARE URGED TO DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY.  YOUR
PROXY CAN BE REVOKED AT ANY TIME PRIOR TO ITS EXERCISE. IF YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN
PERSON. YOUR PROXY MAY ALSO BE REVOKED BY WRITTEN NOTIFICATION, OR BY A PROXY OF A LATER DATE.
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

                        VOTING AT THE MEETING AND PROXIES

         The accompanying form of proxy is for use at the Annual Meeting. A shareholder may use this proxy if he/she is unable to attend the meeting in person or if he/she wishes to have his/her shares voted by proxy even if he/she attends the Annual Meeting. The proxy may be revoked in writing by the person giving it any time before the proxy is exercised by giving notice to the Company's secretary, or by submitting a proxy having a later date, or by such person appearing at the Annual Meeting and voting in person. All shares represented by valid proxies received pursuant to this solicitation, and not revoked prior to their exercise, will be voted in the manner specified therein. If no specification is made in the proxy, the proxy will be voted "FOR" the election of the nominees for directors listed herein and "FOR" ratification of the selection of Tourville, Simpson and Henderson as the independent auditors of the Company. The Board of Directors is not aware of any other matter which may be presented for action at the Annual Meeting, but if other matters do come properly before the Annual Meeting it is intended that shares represented by proxies in the accompanying form will be voted by the person named in the proxy in accordance with the recommendation of management.

         The Board of Directors has fixed the close of business on March 9, 1998 as the record date for the determination of shareholders entitled to receive notice of and to vote at the Annual Meeting. On that date, there were a total of 300,000 shares of Company Common Stock outstanding. Each shareholder is entitled to one vote on each matter to come before the Annual Meeting for each share of Company Common Stock held of record by such shareholder. The presence at the Annual Meeting, in person or by proxy, of shareholders, holding in the aggregate a majority of the outstanding shares of the Company's Common Stock entitled to vote shall constitute a quorum for the transaction of business. Article Eight of the Articles of Incorporation of the Company provide that in the election of directors each shareholder entitled to vote shall be entitled to cast as many votes for each director as shall equal the number of shares held by him/her, but shall not be entitled to accumulate his/her votes to cast more votes for any one director than the number of shares held by him/her. Those nominees receiving the highest number of votes cast at the meeting will be elected directors. Ratification of the appointment of Tourville, Simpson and Henderson as auditors for the Company for the current year shall be by a majority vote of the shares of Common Stock present and entitled to vote at the Annual Meeting.

                       PROPOSAL I - ELECTION OF DIRECTORS

         The business and affairs of the Company are managed by its Board of Directors. Except as expressly limited by law, all corporate powers of the Company are vested in and may be exercised by the Board of Directors.

         The Company's Bylaws provide for a Board of Directors consisting of not less than five and not more than 15 directors as determined from time to time by the Board pursuant to a resolution adopted by a majority of the entire Board. The Board of Directors has set the number of Directors for 1998 at ten.

         The Company's Articles of Incorporation provide that the Directors shall be divided into three classes, Class I, Class II, and Class III, which shall be as nearly equal in number as possible. At the Annual Meeting, four Class I directors will be elected for three year terms expiring at the 2001 Annual Meeting. All of the nominees are currently serving as directors of the Company.

         Should any nominee for the office of director become unable to serve, which is not anticipated, it is the intention of the persons named in the proxy, unless otherwise instructed therein, to vote for the election in his stead of such other person as the Board of Directors may recommend.

         If any vacancies occur on the Board of Directors after the Annual Meeting has taken place, such vacancies may be filled by the remaining directors at any regular or special meeting thereof. Individuals selected to fill such vacancies shall serve until the next annual meeting.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES NAMED BELOW FOR DIRECTORS OF THE COMPANY.

         The following table sets forth certain information as to the Board of Directors' nominees for election as director and of those directors who will continue to serve as such after the Annual Meeting.


                                                                                               YEAR FIRST    YEAR
                               AGE     PRINCIPAL OCCUPATION DURING PAST FIVE                    ELECTED      TERM
NAME                           (1)     YEARS AND OTHER INFORMATION                             DIRECTOR     EXPIRES
----                           ---     ---------------------------                             --------     -------
                                                     BOARD NOMINEES
E. Ray Carmichael              68      President, Carmichael Oil of Walterboro, Inc.,            1988         2001(2)
                                       Exxon oil distributor
W. Roger Crook                 56      Chief Executive Officer and President of the              1988         2001(2)
                                       Bank since its incorporation on October 11,
                                       1988
Harry L. Hill                  70      Retired, Former Vice President and Resident               1988         2001(2)
                                       Manager, Asten Dryer Fabrics, Inc.,
                                       manufacturer of dryer felts
Robert E. Redfearn             74      Retired, Former owner of Sea Spirits, Inc.                1988         2001(2)
                                       Grocery/Real Estate
                                       Edisto Beach, S.C.

                                        2



                                                                                               YEAR FIRST    YEAR
                               AGE     PRINCIPAL OCCUPATION DURING PAST FIVE                    ELECTED      TERM
NAME                           (1)     YEARS AND OTHER INFORMATION                             DIRECTOR     EXPIRES
----                           ---     ---------------------------                             --------     -------
                                       DIRECTORS CONTINUING IN OFFICE
George W. Cone                 52      Partner in Law Firm of McLeod, Fraser &                   1988           1999
                                       Cone
Opedalis Evans                 76      Retired - Former Merchant and Farmer,                     1988           1999
                                       Islandton, S.C.
J. Barnwell Fishburne          42      Owner, Fishburne & Company                                1988           1999
                                       Real Estate Sales and Rentals

Calvert W. Huffines            48      President of The Huffines Company                         1988           2000
                                       Real Estate Broker
Peden B. McLeod                57      Retired Code Commissioner and Director                    1988           2000
                                       South Carolina Legislative Council.
                                       Partner in McLeod, Fraser & Cone
                                       Law Firm
Harold M. Robertson            74      Retired, Previous owner of Robertson Electric             1988           2000
                                       Company.  Retired Member of Board of
                                       Directors South Carolina Public Service
                                       Authority
---------------------------

(1) At December 31, 1997
(2) Assuming re-election at the Annual Meeting

                               EXECUTIVE OFFICERS

W. ROGER CROOK, age 56, is Director, CEO and President of Communitycorp. He is also CEO and President of the Bank since its incorporation on October 11, 1988. Mr. Crook was actively involved in organizing the Bank. Prior to February 1988, Mr. Crook was Vice President of Citizens & Southern National Bank, Walterboro, South Carolina, for more than five years.

M. ELLISON YOUNG, age 60, is Vice President of Communitycorp. He has also been Vice President since joining the Bank in October 1991. Prior to October 1990, Mr. Young was Vice President and Branch Manager for The First Savings Bank, Walterboro Branch, for more than five years.

GWENDOLYN P. BUNTON, age 44, Vice President and Treasurer of Communitycorp. Also for the Bank, she has been Vice President and Cashier since December 1993, Assistant Vice President and Cashier since April 1990, Cashier and Operations Officer since May 1989. Mrs. Bunton joined Bank of Walterboro in February 1989. Prior to February 1989, Mrs. Bunton was Loan Administrative Assistant III at Citizens & Southern National Bank, Walterboro, South Carolina, for more than five years.

                MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

         The Company's Board of Directors holds regular meetings monthly. The Board of Directors has established an Audit Committee, an Executive Committee, an Investment Committee and a Loan Committee. The Board does not have a Compensation Committee and functions normally performed by a Compensation Committee are performed by the Executive Committee. During the fiscal year ended December 31, 1997, the Board held a total of 13 regular and special meetings. Each director attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all Committees, of the Board of Directors on which he served.

         The Audit Committee selects the Company's independent auditors, determines the scope of the Annual Audit, determines whether the Company has adequate administrative, operational and internal accounting controls and determines whether the Company is operating according to established policies and procedures. The members of the Audit Committee are George W. Cone, Opedalis Evans, J. Barnwell Fishburne, Harry L. Hill and Robert E. Redfearn. The Audit Committee met two times during 1997.

         The Executive Committee established and monitors the Company's major policies, reviews all proposed changes to policies prior to submission to the Board, and monitors the Company's employee compensation and benefit programs. The Executive Committee may act on behalf of the Board of Directors between meetings. Members of the Executive Committee are E. Ray Carmichael, George W. Cone, W. Roger Crook, Peden B. McLeod, and Harold M. Robertson. The Executive Committee met two times during 1997.

         The Investment Committee establishes and monitors the Bank's investment policy to insure the safety and liquidity of the Bank's investments and monitors the Bank's assets, liabilities and interest rate policies and exposure. Members of the Investment Committee are George W. Cone, W. Roger Crook and Peden B. McLeod. The Investment Committee met fourteen times during 1997.

         The Loan Committee establishes and monitors the Bank's lending policies, reviews compliance with policy, reviews loans where the borrower's liability exceeds certain limits, monitors loans for credit quality and reviews all loans over 30 days past due. Members of the Loan Committee are E. Ray Carmichael, George W. Cone, W. Roger Crook, Calvert W. Huffines, Peden B. McLeod and Harold M. Robertson. The Loan Committee met sixty-five times during 1997.

         The Board of Directors nominates candidates for election as directors; it has no nominating committee. The Board of Directors will consider individuals recommended by shareholders. Shareholders may make recommendations by writing to Peden B. McLeod, Chairman of the Board, Communitycorp, Post Office Box 1707, Walterboro, South Carolina 29488.

                             DIRECTORS COMPENSATION

         Members of the Board of Directors of the Company receive a monthly fee of $400 in 1997. Committee members receive no fees. Total fees paid to directors in the fiscal year ended December 31, 1997 were $46,800. In addition, the Chairman of the Board & Vice Chairman of Communitycorp were paid $20,000 & $19,600, respectively, for the year ended December 31, 1997.

                   TRANSACTIONS WITH CERTAIN RELATED PERSONS

         The Company has had, and expects to have in the future, banking transactions in the ordinary course of its business with principal officers, directors, and their associates on substantially the same terms including interest rates and collateral on loans, as those prevailing at the same time for comparable transactions with others, and did not involve more than normal risk of collectibility or present other unfavorable features. During 1997, the largest aggregate amount of indebtedness of principal officers, directors and their associates to the Company was $1,950,124 which represented 31.11% of the Company's equity capital at the time. During 1997, the law firm of McLeod, Fraser & Cone provided legal services to the Company in its ordinary course of business and it is expected to continue to do so in the future. George W. Cone, director of Communitycorp, is a member of the McLeod, Fraser and Cone law firm. Peden B. McLeod, Director and Chairman of the Board of Communitycorp , is also partner in the law firm of McLeod, Fraser and Cone.

                    AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP



                                                                         SHARED VOTING            TOTAL SOLE AND
                                                                               AND                 SHARED VOTING           TOTAL
        NAME AND ADDRESS OF                     SOLE VOTING AND             INVESTMENT             AND INVESTMENT         PERCENT
          BENEFICIAL OWNER                      INVESTMENT POWER              POWER                    POWER             OF CLASS
          ----------------                      ----------------              -----                    -----             --------
OWNERS OF 5% OR MORE OF
COMMON STOCK
Sea Spirits, Inc. (1)                                  23,708                  - 0 -                     23,708          7.90%
3205 Palmetto Blvd.
Edisto, SC 29438

DIRECTORS
E. Ray Carmichael (2)                                  11,897                  3,228                     15,125          5.04%
George W. Cone (3)                                      2,728                  1,500                      4,228          1.41%
W. Roger Crook(4)                                       2,229                    500                      2,729          0.91%
Opedalis Evans                                          4,200                  - 0 -                      4,200          1.40%
Barnwell Fishburne(5)                                   6,647                  1,488                      8,135          2.71%
Harry L. Hill                                           3,335                  - 0 -                      3,335          1.11%
Calvert W. Huffines (6)                                 2,085                  4,600                      6,685          2.23%
Peden B. McLeod (7)                                     7,478                 19,350                     26,828          8.94%
Robert E. Redfearn (8)                                    500                 23,708                     24,208          8.07%
Harold Robertson (9)                                    7,975                  2,534                     10,509          3.50%

EXECUTIVE OFFICERS AND                                 50,029                 56,908                    106,937         35.65%
DIRECTORS AS A GROUP
 (12 PERSONS)

---------------------------
(1) This corporation is controlled by Robert E. Redfearn, a director of the Bank.
(2) Includes 2,500 shares owned by a corporation which Mr. Carmichael controls and 728 shares owned by family members.
(3)      Includes 1,500 shares held by family members
(4)      Includes 500 shares held by family members.
(5)      Includes 1,488 shares held by family members.
(6) Includes 2,300 shares owned by a foundation controlled by Mr. Huffines and 2,300 shares owned by family members.
(7)      Includes 19,350 shares held by family members.
(8) Includes 23,708 shares owned by Sea Spirits, Inc., a corporation which is controlled by Mr. Redfearn.
(9)      Includes 2,534 shares held by family members.

                             EXECUTIVE COMPENSATION

The following information is furnished for the Chief Executive Officer of the Company. No other executive officer of the Company received salary and bonuses in excess of $100,000 during the fiscal year ended December 31,1997.


                                                SUMMARY COMPENSATION TABLE

                                                   Annual Compensation

                                                                           Other Annual        All Other
Name and                                     Salary         Bonus          Compensation        Compensation
Principal Position            Year             ($)             ($)               ($)            ($) (1)
------------------            ----             ---             ---               ---            -------
W. Roger Crook               1997         $   86,000       $ 12,000              ---         $  18,020
President and Chief
Executive Officer            1996             76,300         10,000              ---            15,341

                             1995             72,000          7,000              ---            13,334


(1) Included deferred compensation of $12,000, $10,000, and $9,014 in 1997, 1996, and 1995, respectively, and profit sharing contribution of $6,020, $5,341, and $4,320 in 1997, 1996, and 1995, respectively.


RETIREMENT PLANS

PROFIT SHARING PLAN. The Company has a qualified Profit Sharing Plan with 401(K) features. The plan is intended to meet the qualification requirements under the Internal Revenue Code and serve as a reward to employees for productivity and profitability. All full-time employees who have attained age 21 and have one year of service are eligible to participate in the plan. Contributions to the plan are computed each year on a discretionary basis by the Board of Directors with consideration for annual profits, retained earnings and reserve requirements. The profit sharing plan is administered by Profit Concepts, Inc., an independent third party administrator in Columbia, South Carolina. The Trustees of the plan are members of the Board of Directors and are as follows:
J. Barnwell Fishburne, Calvert Huffines and George Cone. The Board of Directors has the authority to add, delete, or replace Trustees as deemed necessary to ensure adequate oversight and direction of the plan operations.

         The profit sharing plan is designed to provide a source of additional retirement income that will supplement Social Security benefits at age 65 for each eligible career employee. Employees or their beneficiaries have the right to withdraw their funds in the plan upon early separation of service, death, disability, normal retirement (age 65), early retirement (age 59 1/2) or late retirement (age 70). Distributions from the plan will be made in either monthly installments or as a lump sum payment.

         The profit sharing plan includes special provisions as outlined in the Internal Revenue Code, Section 401(K), which permits employees to make voluntary pre-tax contributions to the retirement plan trust. Employees meeting the eligibility requirements of the profit sharing plan described above may also make voluntary contributions under 401(K) plan provisions up to 10% of annual salary.

         The employer has decided to waive its option of matching employee contributions since the profit sharing plan will potentially provide eligible employees with a retirement benefit. All employee voluntary contributions are 100% vested. Withdrawal features in the 401(K) plan are the same as the profit sharing plan. Expenses for this plan were $31,656 for the year ending December 31, 1997.

DEFERRED COMPENSATION PLAN. The Company has a Deferred Compensation Plan which covers the Chief Executive Officer. This plan is a non-qualified voluntary deferral salary program with participation limited to the Bank's senior management group of vice president and above.

         Contributions to the plan are voluntary and may be changed from year to year based upon the income needs of eligible participants. Amounts deferred are assets of the Bank and income derived from the investment of these assets are also reflected as assets of the Bank. These assets are subject to the claims of creditors of the corporation. Deferred funds will be invested and reinvested by the corporation until such time the employee separates from service and elects to receive the deferral amounts plus accumulated earnings. The corporation has the right to invest bank assets in cash, cash equivalents, marketable securities, common stock, life insurance, annuities or savings instruments as deemed appropriate by the Trustees and Board of Directors. Expenses for this plan were $12,000 for the year ending December 31, 1997.


PROPOSAL II - RATIFICATION OF APPOINTMENT OF AUDITORS

         The Board of Directors believes it appropriate to submit for action by the shareholders its selection of Tourville, Simpson & Henderson as the Company's independent auditors for 1998 to audit the consolidated financial statements of the Company for the current year and to perform such other appropriate accounting services as may be required by the Board.

         Representatives of Tourville, Simpson & Henderson are expected to be present at the Annual Meeting with the opportunity to make a statement if they so desire and they are expected to be available to respond to appropriate questions.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF TOURVILLE, SIMPSON & HENDERSON AS THE COMPANY'S INDEPENDENT AUDITORS.

                COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

         Section 16(a) of the Exchange Act requires certain officers of the Company and its directors, and persons who beneficially own more than 10% of any registered class of the Company's common stock, to file reports of ownership and changes in ownership with the SEC. Based solely on a review of the reports and written representations provided to the Company by the above referenced persons, the Company believes that during the fiscal year ended December 31, 1997 all filing requirements applicable to its reporting officers, directors and greater than ten percent beneficial owners were properly and timely complied with.

                             INDEPENDENT ACCOUNTANTS

         During the 1997 fiscal year, Tourville, Simpson & Henderson of Columbia, South Carolina, served as independent accountants to the Company. They have been appointed as the Company's independent accountants for the 1998 fiscal year by the Board of Directors. Representative of Tourville, Simpson & Henderson are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so. They will be available to respond to proper questions regarding the independent accountants' responsibilities.

                                  OTHER MATTERS

         The Board of Directors is not aware of any business to come before the Annual Meeting other than those matters described above in this Proxy Statement. However, if any other matters should properly come before the Annual Meeting, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the judgement of the person or persons voting the proxies, including matters relating to the conduct of the Annual Meeting.

                              SHAREHOLDER PROPOSALS

         Proposals of shareholders intended to be presented at the next Annual Meeting of Shareholders to be held in April 1999, should be received by the Company no later than January 29, 1999, in order to be considered for inclusion in the Company's proxy statement and form of proxy relating to that meeting . Such proposals should be sent in writing to Communitycorp, Post Office Box 1707, Walterboro, South Carolina 29488, Attention: Corporate Secretary. Any such proposals must comply in all respect with the rules and regulations of the Securities and Exchange Commission.

                             EXPENSE OF SOLICITATION

         The cost of solicitation of proxies will be borne by the Company. In addition to solicitations by mail, directors, officers and regular employees of the Company may solicit proxies personally or by telephone at their regular salary or hourly compensation.

                                    FORM 10-K

         The Company will provide without charge to each person solicited herein, upon the written request of such person, a copy of the Company's Annual Report on Form 10-K, including the financial statements and schedules thereto. Such a written request should be directed to Communitycorp, Post Office Box 1707, Walterboro, South Carolina, 29488, Attention: Corporate Secretary.

BY ORDER OF THE BOARD OF DIRECTORS





PEDEN B. MCLEOD                                   W. ROGER CROOK
CHAIRMAN OF THE BOARD                             PRESIDENT AND
                                                  CHIEF EXECUTIVE OFFICER

Walterboro, South Carolina
March 31, 1998

                                      PROXY

KNOW ALL MEN BY THESE PRESENT THAT I, THE UNDERSIGNED SHAREHOLDER OF COMMUNITYCORP, WALTERBORO, SOUTH CAROLINA, DO HEREBY NOMINATE, CONSTITUTE AND APPOINT PEDEN B. MCLEOD AND HAROLD M. ROBERTSON OR _____________________________ OR ANY ONE OR MORE OF THEM, MY TRUE AND LAWFUL ATTORNEY(S) WITH FULL POWER OF SUBSTITUTION, FOR ME AND IN MY NAME, PLACE AND STEAD TO VOTE ALL OF THE STOCK OF SAID COMPANY, STANDING IN MY NAME ON ITS BOOKS AS OF MARCH 9, 1998 AT THE MEETING OF ITS SHAREHOLDERS TO BE HELD AT THE BANK OF WALTERBORO BUILDING LOCATED AT 1100 NORTH JEFFERIES BOULEVARD, WALTERBORO, SOUTH CAROLINA, ON TUESDAY, APRIL 21, 1998 AT 6:00 P.M. EASTERN TIME OR AT ANY ADJOURNMENT THEREOF, AS FOLLOWS:

     FOR                                 WITHHOLD         1.  ELECTION OF DIRECTORS:
   (     )                                (     )         The Election of Four (4) Class I directors listed in the
                                                          accompanying Statement.  The names of the nominees are as
                                                          follows: E. Ray Carmichael, W. Roger Crook, Harry L. Hill,
                                                          Robert E. Redfearn

     FOR              AGAINST             ABSTAIN         2.  RATIFICATION OF AUDITORS:
   (     )            (     )             (     )         To ratify the selection of Tourville, Simpson and Henderson as auditors of the Company for the year ending December 31,
                                                          1998 as stated in the accompanying notice of said meeting.

                                                          3. OTHER BUSINESS: Such other business that may properly be brought before the meeting or any adjournment thereof.
                                                          Management at the present time knows of no other business to be brought before the meeting other than that of a routine nature.

I HEREBY RATIFY AND CONFIRM ALL THAT SAID ATTORNEY(S) MAY DO OR CAUSE TO BE DONE BY VIRTUE HEREOF, RECEIPT OF THE NOTICE OF SAID ANNUAL MEETING BEING HEREBY ACKNOWLEDGED. SAID ATTORNEY(S) IS (ARE) HEREBY AUTHORIZED TO EXERCISE ALL OF THE POWERS THAT I WOULD POSSESS IF PRESENT PERSONALLY AT SAID MEETING OR ANY ADJOURNMENT THEREOF. I HEREBY REVOKE ALL PROXIES BY ME HERETOFORE GIVEN FOR ANY MEETING OF SHAREHOLDERS OF SAID COMPANY.

IN THE ABSENCE OF A CONTRARY DIRECTION, THE SHARES REPRESENTED HEREBY SHALL BE VOTED IN FAVOR OF THE MATTERS SPECIFICALLY SET FORTH ABOVE ANY IF ANY OTHER BUSINESS IS PRESENTED AT SAID MEETING, THIS PROXY SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATION OF MANAGEMENT.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY RE REVOKED PRIOR TO ITS EXERCISE. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE LISTED PROPOSITIONS.

In Witness whereof I have hereunto set my hand and seal this _____ day of ______________ 1998.


                                 ----------------------------------------------
                          Signature

                                  ----------------------------------------------
                          Signature if held jointly